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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 22, 1997


                             UNITED AUTO GROUP, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                       1-12297                 22-3086739
(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
   of incorporation)                                         Identification No.)




375 Park Avenue, New York, New York                           10152
(Address of principal executive offices)                    (Zip Code)



                                 (212) 223-3300
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)



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ITEM 5. Other Events.

         On April 22, 1997, United Auto Group, Inc. consummated the acquisition of 100% of the capital stock of Las Vegas based Gary Hanna Nissan, Inc., the largest Nissan dealership in Nevada, for aggregate consideration in the amount of approximately $12.5 million of which approximately $5.5 million was in the form of common stock. Gary Hanna Nissan, which has been renamed United Nissan, had 1996 revenues of approximately $66.8 million.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   UNITED AUTO GROUP, INC.



DATE: May 9, 1997                   By:  /s/ Philip N. Smith, Jr.
                                         ---------------------------
                                             Philip N. Smith, Jr.
                                             Vice President, Secretary
                                             and General Counsel